BAUMANN, RAYMONDO & COMPANY, P.A.
                          405 N. Reo Street, Suite 200
                                 Tampa, FL 33606




May 19, 2006


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

         RE:  FORM 8-K TO BE FILED MAY 19, 2006
              CLEAN WATER TECHNOLOGIES, INC.
              COMMISSION FILE NO. 0-27629

Dear Sirs:

         Please be advised that we have been provided with a copy of Form 8-K which the Registrant, Clean Water Technologies, Inc., has stated that it intends to file today. We agree with the statements made in the Form 8-K. We consent to the filing of this letter as an exhibit to said Form 8-K.



                                        /s/ Baumann, Raymondo & Company PA





Tampa, Florida
May 19, 2006